This instrument was prepared by, and the
recorded original should be mailed to:

Ledgewood, P.C.
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attn: Brian L. Murland, Esquire

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

From

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company, as Grantor to

BRIAN L. MURLAND, ESQUIRE,

as Trustee

for the benefit

of

RAIT PARTNERSHIP, L.P., a Delaware limited partnership, as Beneficiary

Dated Effective as of March 7, 2007

THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN MECKLENBURG COUNTY, NORTH CAROLINA. THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE LAND RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS AS A “FIXTURE FILING” UNDER THE NAMES OF BORROWER (GRANTOR), AS “DEBTOR”, AND LENDER (BENEFICIARY), AS “SECURED PARTY”.

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be supplemented, amended, modified or extended from time to time, “Deed of Trust”) is made effective as of March 7, 2007, by NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company, having its principal place of business c/o Triple Net Properties, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, as Grantor (“Borrower”), to BRIAN L. MURLAND, ESQUIRE, having an address at c/o Ledgewood, P.C., 1900 Market Street, Suite 750, Philadelphia, Pennsylvania 19103 (“Trustee”), for the benefit of RAIT PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 1818 Market Street, 28th Floor, Philadelphia, PA 19103, as Beneficiary (together with its successors and/or assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower has requested that Lender make a loan to Borrower in the original principal sum of TWENTY THREE MILLION AND NO/100 DOLLARS ($23,000,000.00) (the “Loan”) to be used for the purposes set forth herein; and

WHEREAS, Lender has agreed to make the Loan to Borrower upon, and subject to, the terms and conditions set forth in that certain Loan and Security Agreement of even date herewith by and between Borrower and Lender (the “Loan Agreement”). The Loan shall be evidenced by that certain promissory note dated the date hereof, made by Borrower in favor of Lender in the original principal amount of TWENTY THREE MILLION AND NO/100 DOLLARS ($23,000,000.00), maturing on the date which is three (3) years from the date hereof (with an option to extend for an additional one (1) year period) (collectively, the “Note”). The Loan Agreement, the Note, this Deed of Trust and all other agreements and instruments executed in connection with the Loan, as any of the foregoing may hereafter be amended, restated, modified and/or replaced from time tot time, being sometimes hereinafter collectively referred to as the “Loan Documents”.

NOW THEREFORE, in consideration of Lender making the Loan, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and TO SECURE the payment of the full and punctual payment of the Debt (as defined in Section 45 below) and which includes but is not limited to all of the obligations of Borrower under the Loan Agreement and the Note and the performance of and compliance with all of the terms, covenants, stipulations and agreements contained in the Note and this Deed of Trust, all in the manner and according to the terms and conditions as further detailed in the Loan Agreement, all of which are incorporated herein by reference, Borrower does hereby irrevocably GRANT, BARGAIN, SELL, ALIEN, DEMISE, CONVEY, ASSIGN, TRANSFER, MORTGAGE, WARRANT, GRANT A SECURITY INTEREST IN, HYPOTHECATE, PLEDGE AND SET OVER to Trustee, in trust for the benefit of Lender (or, with respect to personal property, to Lender), forever (to the extent legally permitted), with power of sale, all right, title and interest of Borrower in, to and under all that certain parcel of land located at 10735 David Taylor Drive, City of Charlotte, County of Mecklenburg, State of North Carolina, 28262, and more particularly described in Exhibit “A” attached hereto and made a part hereof (collectively as the “Land”).

TOGETHER WITH all of Borrower’s right, title and interest now owned or hereafter acquired in:

(a) all easements, rights-of-way, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, riparian rights, and all estates, rights, titles, interests, privileges, tenements, hereditaments, appurtenances, all rights, liabilities and privileges thereof whatsoever in any way belonging, relating or appertaining to any of the Land or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all of the estates, rights, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower, of, in and to the same; and

(b) all buildings and other improvements erected or hereafter erected upon the Land (the “Improvements”), Leases (defined herein), rents, issues and profits arising therefrom; and

(c) all fixtures, appliances, machinery, furniture and equipment of any nature whatsoever, and other articles of personal property now or at any time hereafter installed in, attached to or situated in or upon the Land or any Improvements now or hereafter erected on, upon, under or forming a part of the Land, or used or intended to be used in connection with the Land, or in the operation of any Improvements now or hereafter erected thereon, or in the operation or maintenance of any such Improvements, plant or business situate thereon, whether or not the personal property is or shall be affixed thereto; and

(d) all building materials, fixtures, building machinery and building equipment delivered on site to the Land during the course of, or in connection with, the construction of, or reconstruction of, or remodeling of any Improvements from time to time during the term hereof; and

(e) any and all tenements, hereditaments and appurtenances belonging to the Land or any part thereof hereby mortgaged or intended so to be, or in any way appertaining thereto, and all streets, alleys, passages, ways, water courses, and all easements and covenants now existing or hereafter created for the benefit of the Borrower or any subsequent owner or tenant of the Land over ground adjoining the Land and all rights to enforce the maintenance thereof, and all other rights, liberties and privileges of whatsoever kind or character, and the reversions and remainders, income, rents, issues and profits arising therefrom, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of the Borrower in and to the Land or any part thereof; and

(f) all of the estate, right, title and interest of Borrower in and to (1) all of the rents, revenues, issues, profits, proceeds, receipts, income, accounts and other receivables arising out of or from the Land and Improvements located thereon, including, without limitation, lease termination fees, purchase option fees and other fees and expenses payable under any lease; (2) all leases and subleases (collectively, “Leases”), now or hereafter existing, of all or any portion of the foregoing interests described in sections (a) through (e), together with all guaranties of any of such Leases and all security deposits delivered by tenants thereunder, whether in cash or letter of credit; (3) all rights and claims for damage against tenants arising out of defaults under the Leases, including rights to termination fees and compensation with respect to rejected Leases pursuant to Section 365(a) of the Federal Bankruptcy Code or any replacement Section thereof; and (4) all tenant improvements and fixtures located on the Land and Improvements; and

(g) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Land or the Improvements, or any part thereof, whether now existing or hereafter created or acquired; and

(h) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land; and

(i) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Deed of Trust or any other of the Loan Documents, including, without limitation, all funds now or hereafter on deposit in the Reserves; and

(j) All contracts and agreements now or hereafter entered into covering any part of the Land or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Land or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Land or the Improvements; and

(k) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Land or the Improvements; and

(l) All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including without limitation, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Land or the Improvements, all names by which the Land or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Land or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Land or the Improvements (collectively, the “General Intangibles”); and

(m) All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Land or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Land or the Improvements; and

(n) All right, title and interest of Borrower in any insurance policies or binders now or hereafter relating to the Mortgaged Property including any unearned premiums thereon; and

(o) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing interests into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

All of the Land, Improvements, fixtures, machinery, furniture, equipment, tenements, hereditaments and appurtenances, leases, rents and proceeds and other property interests, including all of the foregoing, are sometimes collectively referred to herein as the “Mortgaged Property”.

TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto Trustee, its successors and assigns, in trust, WITH POWER OF SALE, for the benefit of Lender, in fee simple forever, and to warrant and forever defend the title thereto subject only to those title exceptions listed in the Lender’s title insurance policy approved by and issued to Lender, insuring the priority of the lien of this Deed of Trust.

PROVIDED ALWAYS, and this instrument is upon the express condition that, if Borrower pays to Lender the Debt, in accordance with the provisions of the Note, the Loan Agreement and this Deed of Trust, at the times and in the manner specified, without deduction, fraud or delay, and Borrower performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein and in the Loan Documents, then this Deed of Trust shall terminate and become void and Lender shall release this Deed of Trust and the lien hereof by proper instrument.

BORROWER REPRESENTS, COVENANTS and WARRANTS to and with Lender that until the Debt secured hereby is fully repaid:

1. Warranty of Title. Borrower warrants that it possesses good and marketable title to an indefeasible fee simple estate in the Mortgaged Property; that Borrower has full power and lawful authority to subject the Mortgaged Property to the lien of this Deed of Trust in the manner and form herein provided; that it shall be lawful for Lender at all times to enter upon, hold, occupy and enjoy the Mortgaged Property and every part thereof; and that the Mortgaged Property is free from all liens and encumbrances subject only to those title exceptions listed in the Lender’s title insurance policy approved by and issued to Lender, insuring the priority of the lien of this Deed of Trust.

2. Payment and Performance. Borrower shall pay to Lender, in accordance with the terms of the Note and this Deed of Trust, the principal and interest, and other sums therein and herein set forth; shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations of the Loan Documents and this Deed of Trust; and shall timely perform all of its material obligations and duties as landlord under any lease of all or any portion of the Mortgaged Property now or hereafter in effect.

3. Maintenance of Mortgaged Property. Borrower shall keep and maintain or cause to be kept and maintained all Improvements now or at any time hereafter erected on the Mortgaged Property and the sidewalks and curbs abutting them, in good order and condition and in a rentable and tenantable state of repair, and will make or cause to be made, as and when necessary for such purpose, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen. Borrower shall abstain from and shall not permit the commission of waste in or about the Mortgaged Property; shall not remove or demolish, or materially alter the structural character of, any building erected at any time on or constituting a part of the Mortgaged Property or materially alter the exterior of the building, without the prior written consent of Lender; and shall not permit the Mortgaged Property to become vacant, deserted or abandoned. Borrower further covenants and agrees to maintain in good condition on the Mortgaged Property all items of inventory, equipment and any other personal property necessary for or used in the maintenance and operation of the Mortgaged Property, free of any security interest (except a security interest in favor of Lender), and, upon request, to furnish to Lender financing statements, continuation certificates and such other documents necessary to perfect and maintain in favor of Lender a security interest in such personal property.

4. Insurance.

(a) Borrower shall keep the Mortgaged Property continuously insured, in accordance with the requirements of Section 3(b) of the Loan Agreement.

(b) In the event of loss, Borrower will give immediate notice thereof to Lender, and Lender may make proof of loss if not made promptly by Borrower. Each insurance company concerned is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to Lender instead of to Borrower and Lender jointly, and Borrower appoints Lender, irrevocably, as Borrower’s attorney-in-fact to endorse any draft therefor. The proceeds of any such insurance shall be applied in accordance with the provisions of Section 13 and Section 14 of the Loan Agreement. No application of insurance proceeds to the payment of the Debt shall postpone any of the current installments of principal or interest becoming due under the Note until the Debt has been paid in full.

(c) Such policies of insurance and all renewals thereof are hereby assigned to Lender as additional security for payment of the indebtedness hereby secured and Borrower hereby agrees that any values available thereunder upon cancellation or termination of any of said policies or renewals, whether in the form of return of premiums or otherwise, shall be payable to Lender as assignee thereof. If Lender becomes the owner of the Mortgaged Property or any part thereof by foreclosure or otherwise, such policies, including all right, title and interest of Borrower thereunder, shall become the absolute property of Lender. In addition, Borrower will deliver the originals or certified copies of all such policies to Lender, and, not less than thirty (30) days prior to the expiration date of each such policy, will deliver to Lender a renewal policy or policies (or certified copies of such policies) or certificate of insurance marked “premium paid” or accompanied by other evidence of payment satisfactory to Lender. Borrower shall not change the present use of any portion of the Mortgaged Property in any manner or permit any condition to exist on the Mortgaged Property which would permit an insurer to cancel or increase the premium for any insurance policy or invalidate such policy in whole or in part. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section unless Lender is included thereon as a named insured with loss payable to Lender under a non-contributory Lender clause satisfactory to Lender. Borrower shall immediately notify Lender whenever any such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same.

5. Taxes and Other Charges. Borrower shall pay before they are due and payable and before any interest, charge or penalty is due thereon, without any deduction, defalcation or abatement, all taxes, assessments, levies, liabilities, obligations, encumbrances, water and sewer rents and all other charges or claims of every nature and kind which may be imposed, suffered, placed, assessed, levied, or filed at any time against Borrower (other than income taxes of Borrower), the Mortgaged Property or any part thereof or against the interest of Lender therein, or with respect to the Note or Deed of Trust and/or the ownership of either thereof by Lender, or which by any present or future law may have priority over the indebtedness secured hereby either in lien or in distribution out of the proceeds of any judicial sale, without regard to any law heretofore or hereafter to be enacted imposing payment of the whole or of any part upon Lender; and insofar as any such tax, assessment, levy, liability, obligation or encumbrance is of record, the same shall be promptly satisfied and discharged of record and the original official document (such as, for instance, the tax receipt or the satisfaction paper officially endorsed or certified) shall be placed in the hands of Lender not later than five (5) days prior to the due date thereof. Provided, however, that if, pursuant to this Deed of Trust or otherwise, Borrower shall have deposited with Lender before the due date thereof sums sufficient to pay any such taxes, assessments, levies, water and sewer rents, charges or claims, and no Event of Default has occurred, they shall be paid by Lender from the appropriate reserve (to the extent sufficient funds exist therein); and provided further, that if Borrower is not in default hereunder and in good faith and by appropriate legal action shall contest the validity of any such item, or the amount thereof, and shall have established on its books or by deposit of cash with Lender, as Lender may elect, a reserve for the payment thereof in such amount as Lender may require (including any interest and penalties which may be payable in connection therewith), then Borrower shall not be required to pay the item or to produce the required receipts, while the reserve is maintained and so long as the contest operates to prevent collection, and is maintained and prosecuted with diligence, and shall not have been terminated or discontinued adversely to Borrower. Further, Borrower will not apply for or claim any deduction, by reason of this Deed of Trust, from the taxable value of all or any part of the Mortgaged Property. It is expressly agreed that no credit shall be claimed or allowed on the interest payable on the Note because of any taxes or other charges paid.

6. Installments for Insurance, Taxes and Other Charges. Without limiting the effect of Sections 4 and 5, but subject to the terms of Section 5(b) of the Loan Agreement, Lender may, in its sole discretion, require Borrower to pay to Lender (or to such other entity as Lender shall designate), monthly with the monthly installments of principal and interest, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual real estate taxes, water and sewer rents, any special assessments, charges or claims and any other lien which at any time may be or become a lien upon the Mortgaged Property prior to the lien of this Deed of Trust; and on demand from time to time Borrower shall pay to Lender any additional sums necessary to pay the premiums and other items, all as estimated by Lender. The amounts so paid shall be security for the premiums and other items and shall be used in payment thereof if Borrower is not otherwise in default hereunder. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of Lender and no interest shall be payable thereon. If, pursuant to any provision of this Deed of Trust or the Note, the whole amount of the unpaid principal debt becomes due and payable, Lender shall have the right, in its sole and absolute discretion, to apply any amount so held, in such order and in such amounts as Lender may elect, against: (a) any amounts payable by Borrower hereunder or under the Loan Documents, and/or (b) accrued and unpaid interest under the Note, and/or (c) the outstanding principal balance of the Note. At Lender’s option, Lender from time to time may waive, and after any such waiver may reinstate, the provisions of this Section requiring the monthly payments. Borrower will furnish to Lender bills and other requests for payment in sufficient time to enable Lender to pay such taxes, assessments, levies, charges and fees as provided above.

7. Valid Existence and Taxes. Borrower shall keep in effect its existence and rights under the laws of the state of its organization and its right to own property and transact business in the state in which the Mortgaged Property is situated during the term hereof. For all periods during which title to the Mortgaged Property or any part thereof shall be held by any party subject to corporate taxes or taxes similar to corporate taxes, Borrower shall file returns for such taxes with the proper authorities, bureaus or departments and it shall pay, when due and payable and before interest or penalties are due thereon, all taxes owing by Borrower to the United States, to such state of organization and to the state in which the Mortgaged Property is situated and any political subdivision thereof, and shall produce to Lender receipts showing payment of any and all such taxes, charges or assessments prior to the last dates upon which such taxes, charges or assessments are payable without interest or penalty charges, and within ten (10) days of receipt thereof all settlements, notices of deficiency or over assessment and any other notices pertaining to Borrower’s tax liability which may be issued by the United States, such state of organization, the state in which the Mortgaged Property is situated and any political subdivision thereof.

8. Documentary and Other Stamps. If at any time the United States, the state in which the Mortgaged Property is located or any political subdivision thereof, or any department or bureau of any of the foregoing, shall require documentary, revenue or other stamps on the Note secured hereby or this Deed of Trust, Borrower on demand shall pay for them with any interest or penalties payable thereon.

9. Future Taxes. If, hereafter, any law or ordinance shall be adopted imposing a tax directly or indirectly on Lender with respect to the Mortgaged Property, the value of Borrower’s equity therein, or the Debt secured by this Deed of Trust, Lender, at its election, shall have the right at any time after the tax has been imposed to give Borrower written notice declaring that the the principal debt, with interest and other appropriate charges shall be due on a specified date not less than sixty (60) days thereafter which notice shall specify the nature of the tax which is the basis for acceleration; provided, however, that such election shall be ineffective if, prior to the specified date, Borrower lawfully pays the tax (in addition to all other payments required hereunder) and agrees to pay the tax whenever it becomes due and payable thereafter, which agreement shall then constitute a part of this Deed of Trust.

10. Security Agreement.

(a) This Deed of Trust constitutes a security agreement within the meaning of the Uniform Commercial Code as enacted this date in the State of North Carolina (the “Uniform Commercial Code”). Borrower hereby grants to Lender a security interest in all of Borrower’s property included in the Mortgaged Property which might otherwise be deemed “personal property”, including, but not limited to, all furniture, furnishings, fixtures, equipment, machinery, Leases, rents, issues, profits, contract rights, accounts, general intangibles and all other property used or useable in connection with the Mortgaged Property, whether now owned or hereafter acquired by Borrower, and all substitutions, accretions and component parts, replacements thereof, and additions thereto and all cash and non-cash proceeds thereof.

(b) Borrower shall authorize, deliver, file and refile any financing statements, continuation statements, or other security agreements Lender may require from time to time to confirm the lien of this Deed of Trust with respect to such property. Without limiting the foregoing, Borrower hereby irrevocably appoints Lender attorney-in-fact for Borrower to execute, deliver and file such instruments for and on behalf of Borrower. Borrower shall pay, or at Lender’s election shall reimburse Lender for, all filing fees in connection therewith. Borrower shall not change its principal place of business or jurisdiction of formation without giving Lender at least thirty (30) days prior written notice thereof, which notice shall be accompanied by new financing statements authorized by Borrower in the same form as the financing statements delivered to Lender on the date hereof except for the change of address or jurisdiction.

(c) Upon any Event of Default hereunder or under the Note, Lender shall have, in addition to any other rights and remedies hereunder or under the Note, all of the rights and remedies granted to a secured party under the Uniform Commercial Code with respect to such personal property. To the extent permitted by law, Borrower and Lender agree that the items set forth on the financing statements shall be treated as part of the real estate and improvements regardless of the fact that such items are set forth in the financing statements. Such items are contained in the financing statements to create a security interest in favor of Lender in the event such items are determined to be personal property under the law. Notwithstanding any release of any or all of that property included in the Mortgaged Property which is deemed “real property” or any proceedings to foreclose this Deed of Trust or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Borrower as are now or hereafter evidenced by the Note.

(d) To the extent permitted under the Uniform Commercial Code or other applicable law, Borrower waives all rights of redemption and all other rights and remedies of a debtor thereunder and all formalities prescribed by law relative to the sale or disposition of the personal property after the occurrence of an Event of Default hereunder and to all other rights and remedies of Borrower with respect thereto. In exercising its right to take possession of the personal property upon the occurrence of an Event of Default hereunder, Lender may enter upon the Mortgaged Property without being guilty of trespass or any other wrong-doing, and without liability for damage thereby occasioned.

(e) Borrower shall reimburse Lender, on demand, for all reasonable expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the personal property which are incurred or paid by Lender, including, without limitation, all attorneys’ fees, legal expenses and costs, and all such expenses shall be added to Borrower’s obligations to Lender and shall be secured hereby.

(f) This Deed of Trust shall constitute a Fixture Filing under the North Carolina Uniform Commercial Code. For the purposes of this filing, the name and address of the Debtor are the name and address of the Borrower specified in the first paragraph hereof, the name and address of the Secured Party are the name and address of the Lender specified in the first paragraph hereof, and the organization number of the Debtor is 4301371.

11. Status of the Mortgaged Property; Compliance with Laws and Regulations.

(a) The Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area-designated X.

(b) Borrower has obtained all necessary certificates, permits, licenses and other approvals, governmental and otherwise, necessary for the use, occupancy and operation of the Mortgaged Property and the conduct of its business (including, without limitation, certificates of completion and certificates of occupancy) and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(c) The Mortgaged Property and the present and contemplated use and occupancy thereof are to the best knowledge of Borrower in full compliance with all applicable laws, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, substantial compliance with the ADA) and other similar laws.

(d) The Mortgaged Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Mortgaged Property has accepted or is equipped to accept such utility service.

(e) All public roads and streets necessary for service of and access to the Mortgaged Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

(f) The Mortgaged Property is served by public water and sewer systems.

(g) The Mortgaged Property is free from damage caused by fire or other casualty. There is no pending or, to the best knowledge of Borrower, threatened condemnation proceedings affecting the Mortgaged Property or any portion thereof.

(h) To date, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full (except in connection with capital improvement work approved by Lender) and no notice of any mechanics’ or materialmen’s liens or of any claims of right to any such liens have been received.

(i) To date, Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Mortgaged Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby or as otherwise approved by Lender.

(j) All liquid and solid waste disposal, septic and sewer systems located on the Mortgaged Property are to the best knowledge of Borrower in a good and safe condition and repair and in compliance with all applicable laws.

(k) All Improvements lie, or once constructed will lie, within the boundary of the Land.

(l) Borrower shall comply with all laws, ordinances, regulations and orders of all federal, state, municipal and other governmental authorities relating to the Mortgaged Property. Borrower will pay all license fees and similar municipal charges for the use of the Mortgaged Property and any other areas now or hereafter comprising part thereof or used in connection therewith and will not, unless so required by a governmental agency having jurisdiction, discontinue use or occupancy of any portion of the Mortgaged Property without the prior written consent of Lender. The Borrower shall not take or permit any action with respect to the Mortgaged Property which will in any manner impair the security of this Deed of Trust.

12. Inspection. Lender and any persons authorized by Lender shall have the right at any time, upon notice, to enter the Mortgaged Property at a reasonable hour to inspect and photograph its condition and state of repair and/or for the purposes of appraising the same or making advances under the Note.

13. Declaration of No Set-Off. Within five (5) Business Days after being requested to do so by Lender, Borrower shall certify to Lender or to any proposed assignee of this Deed of Trust, in a writing duly acknowledged, the amount of principal, interest and other charges then owing on the obligation secured by this Deed of Trust and by prior or subordinate liens, if any, and whether Borrower claims any set-offs or defenses against Borrower’s obligation to pay such amounts, and if so the precise basis for such set-offs or defenses.

14. Required Notices. Borrower shall notify Lender promptly of the occurrence of any of the following and shall deliver to Lender any written evidence of any of the following within three (3) days of the receipt thereof:

(a) a fire or other casualty causing damage to the Mortgaged Property;

(b) receipt of notice of eminent domain proceedings or condemnation of the Mortgaged Property, or any part thereof;

(c) receipt of notice from any governmental authority asserting a violation of (or substantial change in) any governmental requirements relating to the structure, use or occupancy of the Mortgaged Property;

(d) receipt of any correspondence from any tenant of all or any portion of the Mortgaged Property asserting a material default (or an act or omission on Borrower’s part which could result in a material default) by Borrower under such tenant’s Lease;

(e) substantial, adverse change in the occupancy of the Mortgaged Property;

(f) commencement of any litigation with potential damages greater than $15,000.00 affecting the Mortgaged Property other than accident claims covered by insurance and for which the insurance carrier has acknowledged liability; or

(g) receipt of any notice from the holder or claimant of any lien or security interest in the Mortgaged Property.

15. Condemnation.

(a) Borrower shall give Lender prompt notice of any Condemnation (as defined in the Loan Agreement) and/or Casualty (as defined in the Loan Agreement) occurring to the Mortgaged Property or any portion thereof. Borrower’s rights and obligations with regard to any such Condemnation and/or Casualty (including, but not limited to, with regard the disposition of any proceeds resulting therefrom) shall be governed by (i) Section 13 and Section 14 of the Loan Agreement, which are both hereby incorporated herein and made a material part hereof by this reference as if such provisions were set forth herein in their entirety and (ii) Section 15 of this Deed of Trust (to the extent not inconsistent with Section 13 and Section 14 of the Loan Agreement).

(b) If prior to the receipt of the Net Proceeds (as defined in the Loan Agreement) by Lender the Mortgaged Property shall have been sold on foreclosure of this Deed of Trust, Lender shall have the right to receive the Net Proceeds to the extent of:

(i) any deficiency found to be due to Lender in connection with the foreclosure sale, with legal interest thereon, and

(ii) counsel fees, costs and disbursements incurred by Lender in connection with collection of the proceeds and the proceedings to establish the deficiency.

(c) If the amount of the initial award of damages for the Condemnation is insufficient to pay in full the indebtedness secured hereby with interest and other appropriate charges, Lender shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Lender or Borrower, for which Lender is hereby appointed irrevocably as attorney-in-fact for Borrower, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including counsel fees, shall be paid first out of the Net Proceeds and only the excess, if any, paid to Lender shall be credited against the amounts due under this Deed of Trust.

(d) Nothing herein shall limit the rights otherwise available to Lender, at law or in equity, including the right to intervene as a party to any Condemnation proceeding.

(e) No application of Net Proceeds to the payment of the Debt shall postpone any of the current installments of principal or interest becoming due under the Note until the Debt is paid in full.

16. Leases. Borrower hereby represents that there are no Leases or agreements to lease all or any part of the Mortgaged Property now in effect, except those leases assigned to Lender by Borrower as collateral security pursuant to those certain Assignments of Rents and Leases of even date herewith. Borrower covenants and agrees that any future leases for portions of the Mortgaged Property will be in compliance with Section 8(p) of the Loan Agreement.

17. No Other Financing or Liens. Without the prior written consent of Lender, which Lender can grant or withhold in its sole and absolute discretion, Borrower shall not create or cause or permit to exist any lien on, or security interest in the Mortgaged Property or any part thereof (whether or not such lien or security interest is subordinate to the lien of this Deed of Trust), including any furniture, fixtures, appliances, machinery, equipment, or other items of personal property which are intended to be or become part of the Mortgaged Property, or securing repayment of monies paid to or for the benefit of Borrower, other than to Lender. Any violation of the foregoing limitation, at the option of Lender, shall be deemed an Event of Default hereunder.

18. No Transfer. Except as permitted by the express terms of the Loan Agreement, Borrower will abstain from and will not cause or permit any transfer of title to, beneficial interest in, or any estate or other interest in the Mortgaged Property or any part thereof, voluntarily or by operation of law (other than by execution on the Note or foreclosure under this Deed of Trust or exercise of the power of eminent domain), whether by sale, exchange, conveyance, merger, division, consolidation or otherwise.

19. Right to Remedy Defaults. In the event that Borrower should fail to pay corporate taxes, real estate or other taxes, assessments, water and sewer rents, charges and claims on or before the date on which any penalty may be imposed with respect thereto, or fail to pay insurance premiums, or fail to make necessary repairs, or permit waste, or fail to comply with any other provision of this Deed of Trust or the Loan Documents, Lender, at its election and without notice to Borrower, shall have the right to make any payment or expenditure and to take any action which Borrower should have made or taken, or which Lender deems advisable to protect the security of this Deed of Trust or the Mortgaged Property, without prejudice to any of Lender’s rights or remedies available hereunder or otherwise, at law or in equity. All such sums, as well as costs, advanced by Lender pursuant to this Deed of Trust shall be due immediately from Borrower to Lender, shall be secured hereby, and shall bear interest at the Default Rate (as defined in the Note) from the date of payment by Lender until the date of repayment.

20. Present and Future Advances. This Deed of Trust is given wholly or in part to secure the Loan, the Debt and present obligations and future advances, which may, from time to time, be incurred hereunder. The amount of present obligations secured hereby in which Borrower is indebted to Lender is the principal sum of Twenty One Million One Hundred Fifty Thousand and 00/100 Dollars ($21,150,000.00) and the maximum principal obligations that may be secured by this Deed of Trust at any one time is Twenty Three Million and 00/100 Dollars ($23,000,000.00). The period within which future advances and future obligations secured by this Deed of Trust may be incurred shall be the period commencing on the date of this Deed of Trust and ending fifteen (15) years from the date of this Deed of Trust. Lender may, at its option, determine and declare any or all present and future obligations secured by this Deed of Trust to be in default and immediately due and payable upon the default in payment of one or more of the obligations secured hereby, or the default of any other term or condition of this Deed of Trust. The total indebtedness secured by this Deed of Trust may be evidenced by various notes or other written instruments and evidences of indebtedness; and one or more of all such notes or the written instruments and evidences of indebtedness may, from time to time, be combined and merged into a single note or evidence of indebtedness. Such combination or merger shall not constitute nor be construed as a payment, satisfaction or discharge of any prior advance made or prior obligation incurred. No future advance secured by this Deed of Trust need be evidenced by a written instrument or notation. All future advances made pursuant to this Deed of Trust shall be considered to be made pursuant to the requirements of N.C.G.S. §45-67, et. seq., or any amendments thereto.

21. Events of Default. Each of the following shall constitute an event of default (hereinafter called “Event of Default”) hereunder:

(a) The failure of Borrower or any other party obligated in any way to Lender with respect to the Note, including without limitation any guarantor or surety (each, an “Obligor”) to pay an installment of principal or interest, or any other sum, due under the Note, this Deed of Trust or any other Loan Document when due or if the entire Debt is not paid on or before the maturity date.

(b) Borrower’s noncompliance or nonperformance of any other term, covenant or condition contained in this Deed of Trust or in any of the Loan Documents, after the expiration of any applicable grace periods, or in any document of record which encumbers the Mortgaged Property.

(c) If an Event of Default (as defined in such other Loan Document) shall have occurred under any other Loan Document.

(d) If any representation or warranty of Borrower or of its members, general partners, principals, affiliates, agents or employees furnished to Lender shall have been false or misleading in any material respect when made.

(e) If Borrower shall be in default under any deed of trust or other lien against all or any portion of the Mortgaged Property or any document executed or delivered in connection therewith.

(f) If any inferior or subordinate lien encumbers the Mortgaged Property securing monies paid to or for the benefit of Borrower or subject to Borrower’s right to contest certain liens as provided in this Deed of Trust, if the Mortgaged Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) calendar days.

(g) If any of the following occurs with respect to Borrower, any Obligor, or any general partner, manager or member of Borrower: (i) insolvency, general assignment for the benefit of creditors, the entry of an order for relief under the United State Bankruptcy Code of 1978, as amended, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”), or the filing of a bill in equity or the initiation of other proceedings for the appointment of a receiver of assets; (ii) the voluntary filing (or an involuntary filing by any affiliate of Lender) of a petition or initiation of other proceedings in any court for a composition with creditors for relief in any manner from the payment of debts when due under any state or federal law; or (iii) the institution of any proceedings in bankruptcy or for the appointment of a receiver, liquidator, trustee or other such officer under any state or federal law by any creditor.

(h) Should any federal or state tax lien or any claim or lien for labor or materials be filed of record against Borrower or the Mortgaged Property or any part thereof; provided, however, the filing of any such lien or claim shall not be a default if after prior notice to Lender, Borrower, at its own expense, contests by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of such lien provided that (i) no default exists under the Note or the Deed of Trust, (ii) such proceeding shall suspend the collection of the taxes from Borrower and from the Mortgaged Property, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Mortgaged Property is subject and shall not constitute a default thereunder, (iv) neither the Mortgaged Property nor any part thereof or interest therein will, in the reasonable opinion of Lender, be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have set aside adequate reserves for payment of the taxes, together with all interest and penalties thereon, and (vi) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any such taxes, together with all interest and penalties thereon.

(i) If any federal tax lien is filed against Borrower, any general partner, manager or member of Borrower, any Guarantor or the Mortgaged Property and same is not discharged of record within thirty (30) calendar days after same is filed;

(j) Except as permitted in this Deed of Trust and/or the Loan Agreement, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements, or any construction on the Mortgaged Property, without the prior consent of Lender;

(k) Damage to the Mortgaged Property in any manner which is not covered by insurance, which lack of coverage arises solely as a result of Borrower’s failure to maintain the insurance required under this Deed of Trust;

(l) Seizure or forfeiture of the Mortgaged Property, or any portion thereof, or Borrower’s interest therein, resulting from criminal wrongdoing or other unlawful action of Borrower, its affiliates, or any tenant in the Mortgaged Property under any federal, state or local law;

(m) If Borrower consummates a transaction which would cause this Deed of Trust or Lender’s exercise of its rights under this Deed of Trust, the Note or the Other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a state statute;

(n) If any default occurs under any guaranty or indemnity including the Environmental Indemnification executed in connection herewith and such default continues after the expiration of applicable grace periods, or such guaranty or indemnity shall cease to be in full force and effect, or any guarantor or indemnitor shall deny or disaffirm its obligation thereunder; and/or

(o) Failure of Borrower or Guarantor, for a period of fifteen (15) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Deed of Trust or any other Loan Document not set forth in the subsections above; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said fifteen (15) day period, then the defaulting party shall have an additional thirty (30) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as the defaulting party commences such cure within the initial fifteen (15) day period and diligently and in good faith pursues such cure to completion within such resulting forty-five (45) day period from the date of Lender’s notice.

22. Remedies.

(a) Remedies Available. During the existence of any Event of Default, Lender and, upon request of Lender, Trustee may, in addition to any other rights or remedies available to it hereunder, at law or in equity, take such action, without notice including, without limitation, demand presentment for payment, notice of nonpayment, grace, protest, notice of protest, notice of intent to accelerate the Debt, notice of acceleration of the Debt or any such other notice, as it deems advisable to protect and enforce any one or more or its rights against Borrower and in and to the Mortgaged Property, including, without limitation, the following actions:

(i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 21(g) hereof the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable;

(ii) enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys, and dispossess Borrower and its agents and servants therefrom, with or without a sale by Trustee of the Mortgaged Property pursuant to the power of sale provided herein and without applying for a receiver for the Rents and without any payment of rent or other compensation to Borrower, but subject to the rights of the tenants under the Leases. Thereupon Lender or Trustee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with any or all of the Mortgaged Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on any of the Mortgaged Property, (C) exercise all rights and powers of Borrower with respect to all or any portion of the Mortgaged Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases and contracts, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property, and (D) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender’s and Trustee’s third-party agents;

(iii) have an Appraisal or other valuation of the Mortgaged Property performed by an Appraiser (and Borrower covenants and agrees it shall cooperate in causing any such valuation or Appraisal to be performed) and any cost or expense incurred by Lender or Trustee, as the case may be, in connection therewith shall constitute a portion of the Debt and be secured by this Deed of Trust and shall be immediately due and payable to Lender or Trustee, as the case may be, with interest, at the Default Rate, until the date of payment to Lender or Trustee, as the case may be;

(iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in any of the Loan Documents,

(v) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Deed of Trust;

(vi) apply, ex parte, for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Borrower or of any Person liable for the payment of the Debt, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender or Trustee to receive the Rent with respect to any of the Mortgaged Property pursuant to this Deed of Trust or the Assignment;

(vii) require Borrower or any receiver appointed to collect the Rents to pay Lender monthly in advance the fair and reasonable rental value for any portion of the Mortgaged Property used or occupied by Borrower. Upon demand by Lender, Trustee or such receiver, Borrower shall immediately vacate and surrender possession to Lender, Trustee or such receiver. In default thereof, Borrower may be evicted by Lender, Trustee or such receiver by summary proceedings or otherwise;

(viii) by or through Trustee, sell or offer for sale, in one or more sales, all or any part of the Mortgaged Property, in such portions, order and parcels as Lender may determine, with or without having first taken possession of same, to the highest bidder for cash (or credit on the Debt if Lender is the highest bidder) at public auction. Such sale shall be held in accordance with the requirements of applicable law. At any such sale, (i) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, (ii) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (iii) to the fullest extent permitted by law, Borrower shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Borrower, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Borrower and (iii), Lender may be a purchaser at any such sale. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales; or

(x) pursue any or all such other rights or remedies as Lender or Trustee may have under applicable law or in equity including, without limitation by judicial foreclosure action ; provided, however, that the provisions of this Section 22(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.

(xi) Borrower hereby waives, disclaims and renounces each and every claim to all or any portion of the Mortgaged Property as a homestead.

(xii) If the Loan is secured by more than one separate deed of trust, Lender may enforce the same in any order as it may select in its sole discretion.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien on the remaining portion of the Mortgaged Property.

Each of the foregoing remedies may be pursued individually, concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender or Trustee hereunder, at law or in equity.

(b) INTENTIONALLY OMITTED.

(c) Possession. The purchaser at any trustee’s or foreclosure sale hereunder may disaffirm any easement granted, or rental or lease contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract.

(d) Application of Proceeds. The proceeds or avails of any sale made under or by virtue of this Section 22, together with any other sums which then may be held by Lender or Trustee under this Deed of Trust, whether under the provisions of this Section 22 or otherwise, shall be applied as follows (unless otherwise provided by law):

First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Trustee and of Trustee’s and Lender’s legal counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender and Trustee under this Deed of Trust, together with interest as provided herein on all such expenses, liabilities and advances made by Lender or Trustee, as the case may be;

Second: To the payment of the whole amount then due, owing and unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid in full;

Third: To the payment of any other Debt required to be paid by Borrower pursuant to any provision of this Deed of Trust, the Note, or any of the other Loan Documents; and

Fourth: The surplus, if any, to Borrower unless otherwise required by law.

Lender, Trustee and any receiver or custodian of the Mortgaged Property shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

(e) Rights Pertaining to Sales.

(i) Lender may adjourn from time to time any sale to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or adjourned sale. Except as otherwise provided by any applicable law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(ii) Upon the completion of any sale made by Trustee under or by virtue of this Section 22, Trustee shall execute and deliver to any accepted purchaser good and sufficient instruments granting, conveying, assigning and transferring all estate, right, title and interest in and to the Mortgaged Property sold without any covenant or warranty whatsoever express or implied, as require by applicable law.

(iii) In the event of any sale made pursuant to this Section 22, the entire Debt immediately thereupon shall become due and payable, anything in the Loan Documents to the contrary notwithstanding.

(iv) Upon any sale made pursuant to this Section 22, Lender may bid for and acquire all or any portion of the Mortgaged Property. In lieu of paying cash therefor, Lender or Trustee may make settlement for the purchase price by crediting against the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

(f) No Release. No recovery of any judgment by Lender or Trustee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall release or impair the lien of this Deed of Trust upon the Mortgaged Property, or any liens, rights, powers or remedies of Lender or Trustee hereunder until the Debt is paid in full.

(g) Tenancy at Sufferance. Unless Lender, Trustee or the purchaser of the Mortgaged Property pursuant to any sale thereof resulting from the exercise of Lender’s or Trustee’s rights hereunder would have the right automatically to cause Borrower or any Person in possession of the Mortgaged Property to be evicted therefrom immediately upon such sale, any sale of the Mortgaged Property pursuant to this Deed of Trust, without further notice, shall create the relation of landlord and tenant at sufferance between the purchaser and Borrower or any Person in possession of the Mortgaged Property through Borrower, and upon failure of Borrower or such Person to surrender possession thereof immediately, Borrower or such Person may be removed by a writ of possession of the purchaser in any court having jurisdiction.

(h) Interest After Default. If any portion of the Debt is not paid when due (whether by acceleration or otherwise), and after any applicable grace period, then Borrower shall pay interest at the Default Rate on the entire outstanding principal balance of the Debt from the date on which such amount first becomes due until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to sell the Mortgaged Property. All unpaid and accrued interest shall be secured by this Deed of Trust as part of the Debt. Nothing in this Section 22 or in any other provision of this Deed of Trust shall constitute an extension of the time for payment of the Debt.

(i) Borrower’s Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Lender in connection therewith, Borrower shall (a) after receipt of notice of the institution of any such action, suit or other proceeding, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, (b) if required by Lender or Trustee, consent to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof, and (c) waive any defense Borrower might have for the failure of Lender or Trustee to make any tenants party defendants to a foreclosure proceeding or to foreclose their rights in any such proceeding.

(j) Control by Lender After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, any of its property, or the Mortgaged Property, to the extent permitted by law, Lender or Trustee shall be entitled to obtain possession and control of all of the Mortgaged Property in accordance with the terms hereof.

(k) Right to Cure Defaults. Upon the occurrence of any Event of Default hereunder, Lender, Trustee or their agents, without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, may, but without obligation to do so, perform, pay or otherwise cure any defaulted obligation of Borrower in such manner and to such extent as Lender may deem necessary to protect the Mortgaged Property or the lien of this Deed of Trust. Lender, Trustee and their agents are authorized to enter upon the Mortgaged Property, or appear in, defend, or bring any action or proceeding, to protect Lender’s interest in the Mortgaged Property, cause the sale of the Mortgaged Property or collect the Debt. Trustee’s or Lender’s costs, as the case may be, and expenses in connection with this Section 22 (including reasonable attorneys’ fees to the extent permitted by law), shall (i) constitute a portion of the Debt, (ii) be due and payable to Lender or Trustee, as the case may be, upon demand and (iii) accrue interest at the Default Rate from the date so demanded to the date Lender or Trustee, as the case may be, is paid in full.

(l) Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for any default by Borrower existing at the time such earlier action was commenced.

(m) Marshaling and Other Matters. Borrower hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Mortgaged Property or any interest therein. Borrower hereby expressly waives all rights of redemption from sale, whether equitable or statutory, under any order or decree of foreclosure of this Deed of Trust. Such waiver shall bind Borrower, and every Person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof and all other Persons, to the fullest extent permitted by applicable law.

(n) No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Mortgaged Property; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

23. Rights and Remedies Cumulative.

(a) The rights and remedies of Lender as provided in this Deed of Trust, the Note, and every Loan Document, shall be cumulative and concurrent; may be pursued separately, successively or together against Borrower or against the Mortgaged Property, or both, at the sole discretion of Lender; and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(b) Any failure by Lender to insist upon strict performance by Borrower of any of the terms and provisions of this Deed of Trust or the Note shall not be deemed to be a waiver of any of the terms or provisions of the Deed of Trust or Note, and Lender shall have the right thereafter to insist upon strict performance by Borrower of any and all of them.

(c) Neither Borrower nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Deed of Trust shall be relieved of such obligation by reason of the failure of Lender to comply with any request of Borrower or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions of the Deed of Trust or the Note, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Deed of Trust, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Lender extending the time of payment or modifying the terms of the Deed of Trust or Note without first having obtained the consent of Borrower or such other person; and in the latter event Borrower and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Lender.

(d) Lender may release, regardless of consideration, any part of the security held for the indebtedness secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or its priority over any subordinate lien.

(e) For payment of the indebtedness secured hereby, Lender may resort to any other security therefor held by Lender in such order and manner as Lender may elect.

24. Borrower’s Waivers. Borrower hereby waives and releases:

(a) all benefit that might accrue to Borrower by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment;

(b) unless specifically required herein, all notices of Borrower’s default or of Lender’s election to exercise, or Lender’s actual exercise of any option under the Note or this Deed of Trust;

(c) after sale or sales of the Mortgaged Property any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; and

(d) any right to have the Mortgaged Property marshaled upon any foreclosure hereunder. The right is hereby given by Borrower and reserved by Lender to make partial release or releases of security hereunder, agreeable to Lender without notice to, or the consent, approval or agreement of other parties in interest, which partial release or releases shall not impair in any manner the validity of or priority of this Deed of Trust on the security remaining, nor release the personal liability of Borrower for the debt hereby secured.

Borrower hereby expressly waives all benefit or advantage of any such law or laws to the extent that it lawfully may, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Lender, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

25. Indemnification; Subrogation.

(a) General Indemnification.

(i) Borrower shall indemnify, defend and hold Lender harmless against: (x) any and all claims for brokerage, leasing, finder’s or similar fees which may be made relating to the Mortgaged Property or the Debt, and (y) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the Debt, this Deed of Trust, the Mortgaged Property, or any part thereof, or the exercise by Lender of any rights or remedies granted to it under this Deed of Trust; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender’s willful misconduct or gross negligence or that first come into existence after Lender acquires title to the Mortgaged Property by foreclosure or deed in lieu thereof.

(ii) If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the secured indebtedness, this Deed of Trust, the Mortgaged Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Lender shall notify Borrower of such litigation or claim and Borrower shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any). The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender in any such litigation or claim of the type described in this Section 25(a)(ii) whether or not any such litigation or claim is prosecuted to judgment, shall be deemed to have accrued on the commencement of such claim or action and shall be enforceable whether or not such claim or action is prosecuted to judgment. If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or to recover any sum secured hereby, Borrower shall pay to Lender its reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses. If Borrower breaches any term of this Deed of Trust, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Borrower, Borrower shall pay Lender reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of such breach. All references to “attorneys” in this Section 25(a)(ii) and elsewhere in this Deed of Trust shall include without limitation any attorney or law firm engaged by Lender and Lender’s in-house counsel, and all references to “fees and expenses” in this Section 25(a)(ii) and elsewhere in this Deed of Trust shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Lender’s in-house counsel.

(iii) A waiver of subrogation shall be obtained by Borrower from its insurance carrier and, consequently, Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Mortgaged Property, Borrower’s property or the property of others under Borrower’s control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

(b) Duty To Defend And Attorneys And Other Fees And Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. If Borrower does not provide a defense by attorneys and other professionals reasonably satisfactory to Indemnified Parties, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(c) Survival Of Indemnities. Notwithstanding any provision of this Deed of Trust or any other Loan Document to the contrary, the provisions of Section 25(a), and Borrower’s obligations thereunder, shall survive (a) the repayment of the Debt, (b) the foreclosure of this Deed of Trust, and (c) the release (or reconveyance, as applicable) of the lien of this Deed of Trust.

26. Environmental Representations and Warranties. Borrower represents and warrants to Indemnified Parties that:

(a) Hazardous Substances. Based on its review of the environmental assessment of the Property delivered to Lender by Borrower prior to the date hereof (the “Environmental Report”), there are no Hazardous Substances or Storage Tanks in, on, above, or under the Property, except those that are either (i) of such types and in such quantities as are customarily used or stored or generated for offsite disposal or otherwise present in or at properties of the relevant property type, and in compliance with all Environmental Laws and with permits issued pursuant thereto, or (ii) fully disclosed to and approved by Lender in writing.

(b) No Releases. Based on its review of the Environmental Report, there are no past (during Borrower’s period of ownership only), present or to Borrower’s knowledge, threatened Releases of Hazardous Substances in, on, above, under or from the Property, except as described in the Environmental Report.

(c) No Migration. Based on its review of the Environmental Report, to Borrower’s knowledge, there is no threat of any Release of Hazardous Substances migrating to the Property, except as described in the Environmental Report.

(d) No Violations. There is no past (during Borrower’s period of ownership only) or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property, except as described in the Environmental Report.

(e) No Notice. Borrower does not know of, and Borrower has not received, any written or oral notice or other communication from any person (including a governmental entity) relating to the presence of Hazardous Substances in, on, above, under or from the Property or Remediation thereof, possible liability of any person pursuant to any Environmental Law or other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(f) Complete Disclosure. Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, above, under or from the Property that is known to Borrower and that is contained in files and records of Borrower.

(g) Authorizations. To the best of Borrower’s knowledge, all notices, permits, licenses, registrations, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Property, including in connection with the existence of any Storage Tanks at the Property or the past or present generation, treatment, storage, disposal, or Release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained.

(h) Property Compliance. To the best of Borrower’s knowledge, the Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws. Furthermore, to Borrower’s knowledge, the Property is maintained and has been maintained in such a manner as to prevent excess humidity or accumulation of moisture that may promote the growth of molds or other fungi and other microorganisms.

(i) Borrower’s Investigation. Borrower has obtained an Environmental Phase I Site Assessment Report, and has determined, that no Hazardous Substances are or have been generated, treated, stored, used, disposed of or Released in, on, above, under, from or about the Property, except in compliance with applicable Environmental Laws.

(j) Other Properties. Neither Borrower, nor, to the best knowledge of Borrower, any other person, including any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Property, has ever caused, permitted, authorized or suffered, and Borrower will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Borrower in any jurisdiction now or hereafter having in effect a so-called superlien law or ordinance, the effect of which law or ordinance would be to create a lien on the Property to secure any obligation in connection with the superlien law of such other jurisdiction.

(k) No Litigation. Except as otherwise previously disclosed to Lender in writing, there is no pending or, to the best of Borrower’s knowledge, threatened litigation, proceedings, or investigations before or by any administrative agency in which any person alleges or is investigating any alleged presence, Release, threat of Release, placement on, under, from or about the Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Property, or the transportation to or from the Property, of any Hazardous Substance.

(l) No Communications. To Borrower’s knowledge, there have been no communications or agreements with any governmental authority or any private entity, including any prior owners or operators of the Property, relating in any way to the presence, Release, threat of Release, placement on, under or about the Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Property, or the transportation to or from the Property, of any Hazardous Substance, except for communications made in the ordinary course of business in connection with permits, reports, and routine inspections issued, prepared or conducted by government agencies or authorities having jurisdiction over the Property, which have not been fully disclosed to Lender in writing.

27. Environmental Covenants. Borrower covenants and agrees with Indemnified Parties that:

(a) Compliance. All uses and operations on or of the Property by Borrower shall be in compliance with all Environmental Laws and permits issued pursuant thereto. Borrower shall make commercially reasonable efforts to cause tenants at the Property to comply with Environmental Laws.

(b) No Releases. Borrower shall use its best efforts to prohibit the Releases of Hazardous Substances in, on, above, under or from the Property.

(c) No Hazardous Substances. Borrower shall use its best efforts to prohibit the presence of Hazardous Substances in, on, above or under the Property, except those that are either (i) Hazardous Substances of such types and in such quantities as are customarily used or stored or generated for offsite disposal or otherwise present in or at properties of the relevant property type, and in compliance with all Environmental Laws and with permits issued pursuant thereto, or (ii) fully disclosed to Lender in writing and approved by Lender.

(d) No Encumbrances. Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person (the “Environmental Liens”).

(e) Investigation. In addition to the Environmental Compliance Reports and Environmental Remediation Reports (each as defined in Section 26(h) below), Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property pursuant to any reasonable written requests of Lender (including sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), but only if Lender has a reasonable basis for believing that such site assessment or other investigation is warranted, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof.

(f) Remediation. Borrower shall, at its sole cost and expense, comply with all written requests of Lender to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, above, under or from the Property, to the extent required by Environmental Law; and (ii) comply with any Environmental Law.

(g) Prohibited Activities. Borrower shall not do, and Borrower shall not do or allow any tenant or other user of the Property to do, any act or thing that violates any Environmental Law.

(h) Monitoring. If Lender has a reasonable basis for believing any Hazardous Substance is present on the Property in violation of Environmental Law, Borrower shall upon request of Lender establish and maintain, at Borrower’s sole expense, a system to assure and monitor continued compliance with Environmental Laws, which system shall include at a minimum annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws and, at the request of Lender no more than once each year, obtaining a detailed review of such compliance of the environmental condition of the Property (“Environmental Compliance Report”) in scope reasonably satisfactory to Lender by an environmental consulting firm approved in advance by Lender; provided, however, that if any Environmental Compliance Report indicates a violation of any Environmental Law or a need for Remediation, such system shall include at the request of Lender a detailed review (“Environmental Remediation Report”) of the status of such violation by such environmental consultant. Borrower shall furnish each Environmental Compliance Report or Environmental Remediation Report to the Lender within 60 days after Lender so requests, together with such additional information as Lender may reasonably request. If Borrower fails to contract for such an Environmental Compliance Report or Environmental Remediation Report after 10 days’ notice, or fails to provide either such report within 60 days, Lender may order same, and Borrower grants to Lender and its employees, agents, contractors and consultants access to the Property and a license (which is coupled with an interest and irrevocable while the Debt is outstanding) to perform inspections and tests, including the taking of soil borings and air and groundwater samples. All costs of such reports, inspections and tests shall be an obligation of Borrower which Borrower promises to pay to Lender pursuant to this Agreement. All such costs shall constitute a portion of the Debt.

(i) Notice Of Release. Borrower shall promptly notify Lender in writing of (i) any presence or Release or future Release of Hazardous Substances in, on, above, under, from or migrating towards the Property in violation of Environmental Law; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual Environmental Lien; (iv) any Remediation of environmental conditions relating to the Property required by Environmental Law; and (v) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever relating in any way to the foregoing or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

Upon Lender’s request, at any time after the occurrence of an Event of Default hereunder or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Mortgaged Property or that the Mortgaged Property may be in violation of the Environmental Laws, Borrower shall provide, at Borrower’s sole cost and expense, an inspection or audit of the Mortgaged Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on the Mortgaged Property or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Mortgaged Property. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Rate (as defined in the Note) from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand.

28. INTENTIONALLY OMITTED.

29. Further Assurances. Borrower will execute and deliver such further instruments and perform such further acts as may be requested by Lender from time to time to confirm the provisions of this Deed of Trust or the Note, to carry out more effectively the purposes of this Deed of Trust or the Loan Documents securing the Note, or to confirm the priority of the lien created by this Deed of Trust on any property, rights or interest encumbered or intended to be encumbered by the lien of this Deed of Trust or the Loan Documents.

30. Counsel Fees. If Lender becomes a party to any suit or proceeding affecting the Mortgaged Property or title thereto, the lien created by this Deed of Trust or Lender’s interest therein, or if Lender engages counsel to collect any of the indebtedness or to enforce performance of the agreements, conditions, covenants, provisions or stipulations of this Deed of Trust or the Loan Documents, Lender’s costs, expenses and reasonable counsel fees, whether or not suit is instituted, shall be paid to Lender by Borrower, on demand, with interest at the then effective rate set forth in the Note, and until paid they shall be deemed to be part of the Debt and secured by this Deed of Trust.

31. Communications. All notices or other written communications hereunder or under any other Loan Document shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, or (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service addressed as follows:

If to Borrower:	NNN VF Four Resource Square, LLC
c/o Triple Net Properties, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Attn: Theresa Hutton
Facsimile No.: (714) 667-8252
With a copy to:	Hirschler Fleischer
2100 E. Cary Street
Richmond, Virginia 23223
Attn: David F. Belkowitz, Esquire
Facsimile No.: (804) 644-0957
If to Lender:	RAIT Partnership, L.P.
1818 Market Street, 28th Floor
Philadelphia, PA 19103
Attn: Scott F. Schaeffer, President
Facsimile No.: (215) 861-7920
With a copy to:	Ledgewood, a professional corporation
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attn: Brian L. Murland, Esquire
Facsimile No.: (215) 735-2513

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in Philadelphia, Pennsylvania. Notwithstanding the foregoing, Borrower expressly agrees that computer generated late notices sent by Lender in the ordinary course of its business shall constitute valid and sufficient notice of payment defaults when such notice is required by the Note or any other Loan Document

32. Covenant Running with the Land. Any act or agreement to be done or performed by Borrower shall be construed as a covenant running with the land and shall be binding upon Borrower and its successors and assigns as if they had personally made such agreement.

33. Waiver of Notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Lender to Borrower. No release of any security for the Loan or one or more extensions of time for payment of the Note or any installment thereof, and no alteration, amendment or waiver of any provision of this Deed of Trust, the Note or the other Loan Documents made by agreement between Lender or any other person, shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other person who may become liable for the payment of all or any part of the Loan under the Note, this Deed of Trust or the other Loan Documents.

34. Jurisdiction, Court Proceedings. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (I) SUBMITS TO PERSONAL, NONEXCLUSIVE JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM, RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENT OR THE LOAN, (II) AGREES THAT ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN PHILADELPHIA, PENNSYLVANIA, (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS, (IV) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY FORUM OTHER THAN PHILADELPHIA, PENNSYLVANIA (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM), (V) IRREVOCABLY AGREES NOT TO ASSERT ANY OBJECTION WHICH IT MAY EVER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT LOCATED IN PENNSYLVANIA AND ANY CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (VI) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER, PLEDGORS OR GUARANTOR, AS THE CASE MAY BE, AT THE ADDRESS FOR NOTICES DESCRIBED HEREIN AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

35. INTENTIONALLY OMITTED.

36. Waiver of Jury Trial. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE CONSULTATION OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY BORROWER AGAINST LENDER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH BORROWER MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS AGAINST BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY BORROWER, OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

37. Offsets, Counterclaims and Defenses. Borrower hereby knowingly waives the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender. Any assignee of the Loan Documents or any successor of Lender shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee under such Loan Document. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

38. Voluntary Agreement. BORROWER REPRESENTS AND WARRANTS THAT IT IS FULLY AWARE OF THE TERMS CONTAINED IN THE LOAN DOCUMENTS AND THAT IT HAS VOLUNTARILY AND WITHOUT COERCION OR DURESS OF ANY KIND ENTERED INTO THE LOAN AND THE LOAN DOCUMENTS.

39. Waiver. Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the Note, as well as all benefit that might accrue to Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extensions of time for payment.

40. Governing Law. This Deed of Trust shall be governed by the laws of the State of North Carolina.

41. Captions. The captions preceding the text of the sections or subsections of this Deed of Trust are inserted only for convenience of reference and shall not constitute a part of this Deed of Trust, nor shall they in any way affect its meaning, construction or effect.

42. Taxpayer Federal I.D. Number. In accordance with the requirements of Section 6050J of the Internal Revenue Code, as amended (the “Tax Code”), Borrower hereby represents and warrants to Lender that Borrower’s tax identification number for federal tax reporting purposes is 20-8112817 and Borrower agrees to cooperate with Lender in supplying such information and executing such documentation as Lender reasonably requires to comply with the provisions of Section 6050J of the Code.

43. True Copy. Borrower acknowledges receipt of a true copy of this Deed of Trust without charge.

44. Interest After Default. If any payment due hereunder or under the Note is not paid when due, either at stated or accelerated maturity or pursuant to any of the terms hereof, then and in such event, the Borrower shall pay interest thereon from and after the date on which such payment first becomes due at the interest rate provided for in the Note and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid to, the Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Deed of Trust. Nothing in this Section or in any other provision of this Deed of Trust shall constitute an extension of the time of payment of the Debt. After entry of a judgment on any of the Loan Documents or a judgment in Deed of Trust foreclosure hereunder, interest shall continue to accrue under the Note and this Deed of Trust at the rates set forth in the Note. This Deed of Trust shall not, solely for purposes of determining interest payable under the Note, merge with any judgment on any Loan Document or a judgment in Deed of Trust foreclosure under this Deed of Trust.

45. Additional Advances and Disbursements: Costs of Enforcement. If any Event of Default exists, Lender shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Borrower. All sums advanced and expenses incurred at any time by Lender under this Section, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Interest Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

46. Definitions; Interpretation. Whenever used in this Deed of Trust, unless the context clearly indicates a contrary intent:

(a) The word “Debt” shall mean the following items secured by this Deed of Trust:

(i) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

(ii) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Deed of Trust or the other Loan Documents (as hereinafter defined, but excluding the Environmental Indemnity);

(iii) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, this Deed of Trust or the other Loan Documents (but excluding the Environmental Indemnity);

(iv) the payment of all sums advanced pursuant to this Deed of Trust to protect and preserve the Mortgaged Property and the lien and the security interest created hereby;

(v) the payment of all sums advanced, costs and expenses incurred, and processing fees charged by Lender in connection with the Debt (but excluding the Environmental Indemnity) or any part thereof, any renewal, extension, or change of or substitution for the Debt (but excluding the Environmental Indemnity) or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender; and

(vi) all obligations of Borrower to Lender, whether now or hereafter owing or existing, including without limitation, all obligations under the Loan Documents and the full and timely payment, performance and discharge of all other obligations or undertaking now or hereafter made by or for the benefit of Borrower and the undertakings of Borrower to Lender including any guaranty or surety obligations of Borrower.

(b) The word “entity” shall mean individual, corporation, partnership or unincorporated association;

(c) The word “Loan” shall mean the Loan made by Lender to Borrower in the original principal amount of $23,000,000.00, evidenced by the Note.

(d) The word “Borrower” shall mean the entity which executes this Deed of Trust and any subsequent owner of the Mortgaged Property and his respective heirs, executors, administrators, successors and assigns;

(e) The word “Lender” shall mean the person or entity specifically named herein as “Lender” or any subsequent holder of this Deed of Trust;

(f) The use of any gender shall include all genders;

(g) The singular number shall include the plural and the plural the singular as the context may require.

46. Rules of Construction. This Deed of Trust is governed by and hereby incorporates by reference the Rules of Construction contained in the Loan Agreement, which shall apply with the same effect as though fully set forth herein.

47. Trustee Provisions.

(a) The Trustee may resign by an instrument in writing addressed to Lender, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender. In case of the death, resignation, removal or disqualification of the Trustee or if for any reason Lender shall deem it desirable to appoint a substitute or successor Trustee to act instead of the herein named Trustee or any substitute or successor Trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without formality other than appointment and designation in writing executed by Lender, and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the indebtedness secured hereby has been paid in full or until the Mortgaged Property is sold hereunder. In the event the indebtedness secured hereby is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute Trustee as provided for in the preceding sentence. Such appointment and designation by Lender or by the holder or holders of not less than a majority of the indebtedness secured hereby shall be full evidence of the right and authority to make the same and of all facts therein recited. If Lender is a corporation and such appointment is executed on its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee; but nevertheless, upon the written request of Lender or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Property of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Borrower hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

(b) THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder and believed by him in good faith to be genuine. All moneys received by the Trustee, until used or applied as herein provided, shall be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by him hereunder. BORROWER WILL REIMBURSE THE TRUSTEE FOR, AND INDEMNIFY AND SAVE HIM HARMLESS AGAINST, ANY AND ALL LIABILITY AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) WHICH MAY BE INCURRED BY HIM IN THE PERFORMANCE OF HIS DUTIES HEREUNDER, INCLUDING THOSE WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF TRUSTEE OR ANY STRICT LIABILITY. The foregoing indemnity and other agreements shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

48. Savings Provision. It is expressly stipulated and agreed to be the intent of Lender and each Borrower at all times to comply with applicable North Carolina law governing the highest lawful rate or amount of interest payable on the Loan (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under North Carolina law). It is agreed that all interest, costs, fees, charges and other similar items payable by the Borrower shall constitute interest under North Carolina law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Deed of Trust, the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the maturity of the Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note and all other obligations have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Deed of Trust, the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the usury ceiling from time to time in effect and applicable to the Loan for so long as the Loan are outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

49. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

50. Environmental Indemnity.

(a) Borrower covenants and agrees at its sole cost and expense to protect, defend, indemnify, release and hold harmless Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any of them (other than those arising solely from a state of facts that first came into existence after Lender acquired title to the Mortgaged Property through foreclosure or a deed in lieu thereof or realized its collateral pursuant to the Pledge Agreement (as defined in the Loan Agreement)) and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Mortgaged Property; (b) any past, present or future Release of Hazardous Substances in, on, above, under or from the Mortgaged Property; (c) any activity by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Mortgaged Property in connection with any actual, proposed or future use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Mortgaged Property of any Hazardous Substances at any time located in, under, on or above the Mortgaged Property; (d) any activity by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Mortgaged Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Mortgaged Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or future non-compliance or violations of any Environmental Laws (or permits issued pursuant thereto) in connection with the Mortgaged Property or operations thereon, including any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Mortgaged Property to comply with any order of any governmental authority in connection with any Environmental Laws, but not including any non-compliance or violations occurring as a result of the gross negligence or willful misconduct of any of the Indemnified parties; (f) the imposition, recording or filing or the future imposition, recording or filing of any Environmental Lien encumbering the Mortgaged Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Deed of Trust not caused by the gross negligence or willful misconduct of any of the Indemnified parties; (h) any material misrepresentation or inaccuracy in any representation or warranty made by Borrower herein or Borrower’s material breach or failure to perform any covenants or other obligations pursuant to this Deed of Trust; and (i) any diminution in value (but only to the extent such diminution is realized by Lender) of the Mortgaged Property in any way connected with any occurrence or other matter referred to in this Deed of Trust not caused by the gross negligence or willful misconduct of any of the Indemnified Parties.

(b) Upon written request by any Indemnified Party, Borrower shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. If Borrower does not provide a defense by attorneys and other professionals reasonably satisfactory to Indemnified Parties, any Indemnified Party may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(c) Definitions. For purposes of this Section 50, the following capitalized terms shall have the following meanings:

(i) “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, Hazardous Substances, liability for or costs of Remediation or prevention of Releases of Hazardous Substances or other actual or future danger to human health or the environment, any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof, including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials; includes the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground Storage Tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act; and includes any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Mortgaged Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Mortgaged Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Mortgaged Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or the presence of biological or etiologic agents or materials or use, management, or maintenance of the Mortgaged Property.

(ii) “Environmental Lien” means any and all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person.

(iii) “Hazardous Substances” includes any and all substances biological and etiologic agents or materials (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paints, radon, radioactive materials, flammables and explosives, and any biological organism or portion thereof (living or dead), including molds or other fungi, bacteria or other microorganisms, or any etiologic agents or materials.

(iv) “Indemnified Parties” includes Lender, any person who is or will have been involved in originating the Loan or in servicing the Loan, any person in whose name the encumbrance created by this Deed of Trust is or will have been recorded, and persons who may hold or acquire or will have held a full or partial interest in the Loan (including those who may acquire any interest in mortgage pass through certificates or other securities evidencing a beneficial interest in the Loan offered in a rated or unrated public offering or private investment, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Mortgaged Property, whether during the term of the Loan or as part of or following foreclosure pursuant to the Loan) and including any successors by merger, consolidation or acquisition of all or a substantial part of Lender’s assets and business.

(v) “Losses” includes any claims, suits, liabilities (including strict liabilities), administrative or judicial actions or proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value (but only to the extent such diminution is realized by Lender), fines, penalties, charges, reasonable fees, expenses, costs of Remediation (whether or not performed voluntarily), costs of assessing damages or losses, judgments, awards, amounts paid in settlement, private damages foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees, reasonable engineers’ fees, reasonable environmental consultants’ fees, and investigation costs (including costs for reasonable sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings.

(vi) “Release” with respect to any Hazardous Substance includes any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or growth, proliferation, reproduction, or dispersal or other movement or production of Hazardous Substances.

(vii) “Remediation” includes any response, remedial, removal, or corrective action; any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; and any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has duly executed this Deed of Trust to be effective as of the day and year first above written.

BORROWER:

NNN VF FOUR RESOURCE SQUARE, LLC,

a Delaware limited liability company

	By:	Triple Net Properties, LLC, a Virginia limited liability company, its manager

By: /s/ Jeff Hanson[SEAL] Name: Jeff Hanson Title: Managing Director – Real Estate

STATE OF California		:
COUNTY OF Orange		: SS. :

On this 5th day of March, 2007, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally and voluntarily appeared Jeff Hanson, who acknowledged himself/herself to be the Managing Director – Real Estate of Triple Net Properties, LLC, a Virginia limited liability company (“Manager”), which is the manager of NNN VF Four Resource Square, LLC, a Delaware limited liability company (“Borrower”) and that he/she as such Managing Director – Real Estate of Manager, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such Manager, on behalf of the Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year last above written.

/s/ J. Hu

Notary Public

Printed Name:

Notary Public in and for said Stated

Commission in Orange County

My Commission Expires: September 30, 2009

[Notarial Seal]

SIGNATURE PAGE TO DEED OF TRUST